Exhibit 24.1

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

That each person whose signature appears below, as a Director or Officer of Monsanto Company (the "Company"), a Delaware corporation with its general offices in the County of St. Louis, Missouri, does hereby make, constitute and appoint R. WILLIAM IDE III, MICHAEL D. BRYAN or SONYA M. DAVIS, or any one of them acting alone, his or her true and lawful attorneys, with full power of substitution and resubstitution, in his or her name, place and stead, in any and all capacities, to execute and sign a registration statement or registration statements on Form S-8 covering the registration of securities of the Company to be issued under the Monsanto 2000 Management Incentive Plan, the Monsanto Company Broad-Based Stock Option Plan, the Monsanto Employee Stock Purchase Plan or the Monsanto Company Non-Employee Director Equity Incentive Compensation Plan, in each case as approved by the Board of Directors of the Company; and any amendments or post-effective amendments to such registration statement or statements and documents in connection therewith, all to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, giving and granting unto said attorneys full power and authority to do and perform such actions as fully as they might have done or could do if personally present and executing any of said documents.

Dated and effective as of the 20th of November, 2000.

   /s/ Hendrik A. Verfaillie                                        /s/ Frank V. AtLee III
-----------------------------------------------------         -----------------------------------
Hendrik A. Verfaillie, President, Chief Executive             Frank V. AtLee III, Director
Officer and Director (Principal Executive Officer)


   /s/ Hakan Astrom                                                 /s/ Christopher J. Coughlin
-----------------------------------------------------         -----------------------------------
Hakan Astrom, Director                                        Christopher J. Coughlin, Director



   /s/ Michael Kantor                                               /c/ C. Steven McMillan
-----------------------------------------------------         -----------------------------------
Michael Kantor, Director                                      C. Steven McMillan, Director



   /s/ William U. Parfet                                            /s/ John S. Reed
-----------------------------------------------------         -----------------------------------
William U. Parfet, Director                                   John S. Reed, Director



   /s/ Terrell K. Crews                                             /s/ Curt Tomlin
-----------------------------------------------------         -----------------------------------
Terrell K. Crews, Executive Vice President                    Curt Tomlin, Vice President and
and Chief Financial Officer (Principal                        Controller (Principal Accounting
Financial Officer)                                            Officer)
